AMENDMENT TO PARTICIPATION AGREEMENT

The Participation Agreement dated December 15, 2000 by and among The Prudential Series Fund, Inc., The Prudential Insurance Company of America, Prudential Investment Management Services LLC, and Preferred Life Insurance Company of New York is hereby amended the existing Schedule B, May 1, 2002 and inserting in lieu thereof the schedule below: In addition, Preferred Life Insurance Company of New York has changed its name to Allianz Life Insurance Company of New York as of January 1, 2003. Therefore all occurrences of " Preferred Life Insurance Company of New York" are replaced with " Allianz Life Insurance Company of New York" in this Participation Agreement.

                                   SCHEDULE B
                                   ----------
                     ( 2nd amendment effective May 1, 2003)


DESIGNATED PORTFOLIO(S)

Prudential Series Fund, Inc.-- SP Jennison International Growth Portfolio Prudential Series Fund, Inc.-- SP Strategic Partners Focused Growth Portfolio Prudential Series Fund, Inc.-- Jennison 20/20 Focus Portfolio

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                           ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
                           By its authorized officer,
                           By:     /s/ Suzanne J. Pepin
                               -------------------------------------
                           Name:    SUZANNE J. PEPIN
                                    --------------------------------
                           Title:   SECRETARY AND DIRECTOR
                                 -----------------------------------

                           THE PRUDENTIAL SERIES FUND, INC.
                           By its authorized officer,
                           By:   /s/ David Odenath
                           Name:    David Odenath
                           Title:   Senior Vice President
                           Date:    11-4-03

                           THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                           By its authorized officer,
                           By: /s/ Robert Gunia
                           Name:    Robert Gunia
                           Title:   Vice President
                           Date:    _____________________________

                      PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

                           By its authorized officer,
                           By: /s/ Robert Gunia
                           Name:    Robert Gunia
                           Title:   President
                           Date:    _____________________________